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                                   Exhibit ll

                SCHEDULE OF COMPUTATION OF NET INCOME PER SHARE


                                                -------- Quarter Ended ---------
                                                April 30, 1995       May 1, 1994
PRIMARY

Net income                                        $    838,000       $   635,000
Less - net income allocated to subsidiary
    dilutive stock options outstanding                 (13,000)             -
                                                  -------------      -----------
Net income used in calculation of primary
    income per share                              $    825,000       $   635,000
                                                  ============       ===========

Weighted average number of common shares
    outstanding during the period                    4,603,000         4,836,000

Add - common equivalent shares (determined
    using the "treasury stock" method)
    representing shares issuable upon
    exercise of stock options                          326,000           183,000

Weighted average number of shares used in
    calculation of primary income per share          4,929,000         5,019,000
                                                  ============       ===========
Primary income per common share                   $        .17       $       .13




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Exhibit ll (cont'd)
                                                -------- Quarter Ended ---------
                                                April 30, 1995       May 1, 1994
FULLY DILUTED

Net income used in calculation of primary
    income per share                              $   825,000        $   635,000
                                                  ===========        ===========

Weighted average number of common shares
    outstanding during the period                   4,603,000          4,836,000

Add - common equivalent shares (determined
    using the "treasury stock" method)
    representing shares issuable upon
    exercise of stock options                         368,000            192,000
                                                  -----------        -----------
Weighted average number of shares used in
    calculation of fully diluted
    income per share                                4,971,000          5,028,000
                                                  ===========        ===========

Fully diluted income per common share             $       .17        $       .13
                                                  ===========        ===========
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